OFFICE OF
DEC - 1 2008
THE CITY CLERK

MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

BNY Mellon Financial Center
One Boston Place
Boston, Massachusetts 02108

RECEIVED
DEC 01 2008
SECRETARY OF THE COMMONWEALTH
CORPORATIONS DIVISION

Certificate of Amendment

The undersigned, being the Secretary of Mellon Institutional Funds Investment Trust (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Declaration of Trust, dated August 13, 1986, as amended (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on August 27, 2008, the Declaration of Trust is amended, effective December 1, 2008, to provide that the names of the following series of the Trust, as established by previous Certificates of Designation, are changed as follows:

Former Name of Series:	New Name of Series:
The Boston Company Large Cap Core Fund	Dreyfus/The Boston Company Large Cap Core Fund
The Boston Company Small Cap Value Fund	Dreyfus/The Boston Company Small Cap Value Fund
The Boston Company Small Cap Value Fund II	Dreyfus/The Boston Company Small Cap Value Fund II
The Boston Company Small Cap Growth Fund	Dreyfus/The Boston Company Small Cap Growth Fund
The Boston Company Small/Mid Cap Growth Fund	Dreyfus/The Boston Company Small/Mid Cap Growth Fund
The Boston Company Small Cap Tax-Sensitive Equity Fund	Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
The Boston Company Emerging Markets Core Equity Fund	Dreyfus/The Boston Company Emerging Markets Core Equity Fund
The Boston Company International Core Equity Fund	Dreyfus/The Boston Company International Core Equity Fund
The Boston Company International Small Cap Fund	Dreyfus/The Boston Company International Small Cap Fund

Former Name of Series:	New Name of Series:
Standish Mellon Fixed Income Fund	Dreyfus/Standish Fixed Income Fund
Standish Mellon Global Fixed Income Fund	Dreyfus/Standish Global Fixed Income Fund
Standish Mellon International Fixed Income Fund	Dreyfus/Standish International Fixed Income Fund
Standish Mellon Intermediate Tax Exempt Bond Fund	Dreyfus/Standish Intermediate Tax Exempt Bond Fund
Newton International Equity Fund	Dreyfus/Newton International Equity Fund

The undersigned FURTHER CERTIFIES that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1(b) and Section 9.3 of the Declaration of Trust, and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on August 27, 2008, and by a Majority Shareholder Vote of the Shareholders of the series of the Trust listed below at a Special Meeting of such Shareholders duly called and held on November 17, 2008, the Declaration of Trust is amended, effective December 1, 2008, to amend the Certificates of Designation of said series of the Trust:

Dreyfus Standish Global Fixed Income Fund; and
Dreyfus The Boston Company Small Cap Tax-Sensitive Equity Fund,

such that the provisions entitled "Liquidation" contained in the Certificates of Designation of each of these series of the Trust shall read in their entirety as follows:

Liquidation. In the event of the liquidation or dissolution of the Trust or the liquidation of the Fund, the Shareholders of the Fund shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets over the liabilities of the Fund. The assets so distributable to the Shareholders of the Fund shall be distributed among such Shareholders in proportion to the number of Shares of the Fund held by them and recorded on the books of the Trust. The Fund or any class thereof may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares outstanding and entitled to vote at any meeting or action of Shareholders of the Fund or class thereof; provided, however, that if such termination is recommended by the Trustees, either (i) a Majority Shareholder Vote shall be sufficient to authorize such liquidation, or (ii) the affirmative vote of a majority of the Trustees having determined that the continuation of the Fund or class thereof is not in the best interests of the Shareholders of the Fund or class as a result of factors or events adversely affecting the ability of the Fund or class to conduct its business in an economically viable manner shall be sufficient to authorize such liquidation. Such factors and events may include (but are not limited to) the inability of the Fund or class to maintain its assets at an appropriate size, changes in laws or regulations governing the Fund or class or affecting assets of the type in which the Fund invests or economic developments or trends having a significant adverse impact on the business or operation of the Fund or class.

The Trustees further direct that, upon the execution of this Certificate of Amendment, the Trust take all necessary action to file a copy of this Certificate of Amendment with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set her hand and seal this 1st day of December, 2008.

By: Denise B. Kneeland
Name: Denise B. Kneeland
Its: Secretary